Exhibit 99.1

Joint Filing Agreement

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13G referred to below) on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Class A ordinary shares, par value of $0.0002 per share, of Burning Rock Biotech Limited, and that this agreement may be included as an exhibit to such joint filing. This agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

[Signature page to follow]

IN WITNESS WHEREOF, the undersigned hereby execute this agreement as of February 9, 2021.

Legend Holdings Corporation

By:	/s/ Min Ning
Name:	Min Ning
Title:	Director

Right Lane Limited

By:	/s/ Min Ning
Name:	Min Ning
Title:	Director

Cheer Elite Holdings Limited

By:	/s/ Min Ning
Name:	Min Ning
Title:	Director

Crest Top Developments Limited

By:	/s/ Min Ning
Name:	Min Ning
Title:	Director

[Signature Page to Joint Filing Agreement]